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                                                                    Exhibit 99.2

                   AMERICAN REAL ESTATE INVESTMENT CORPORATION

                        PLYMOUTH MEETING EXECUTIVE CAMPUS
                       620 WEST GERMANTOWN PIKE, SUITE 200
                           PLYMOUTH MEETING, PA 19462
                     TEL. (610) 834-7950 FAX (610) 834-9560
                              HTTP://WWW.AREIC.COM



FOR IMMEDIATE RELEASE

AMERICAN REAL ESTATE INVESTMENT CORPORATION COMPLETES $20 MILLION PRIVATE PLACEMENT OF CONVERTIBLE PREFERRED EQUITY SECURITIES WITH AEW TARGETED SECURITIES FUND

PLYMOUTH MEETING, PA, December 24, 1998 -- American Real Estate Investment Corporation (AMEX: REA - NEWS) ("American Real Estate" or the "Company") today announced that it had completed a $20 million private placement of convertible preferred equity securities with AEW Targeted Securities Fund, L.P., an investment partnership managed by AEW Capital Management, L.P. ("AEW"). AEW purchased 800,000 shares of Series A Convertible Preferred Stock ("Convertible Preferred Shares"). The net proceeds of $19.6 million from the sale will be used to repay outstanding indebtedness.

The Convertible Preferred Shares have a conversion price of $16.50, a distribution rate of 9% per annum and are convertible at any time, at AEW's option. The liquidation preference of each Convertible Preferred Share is $25.00. The Company may redeem the Convertible Preferred Shares at any time on or after December 15, 2003.

"We are delighted that AEW, one of the preeminent investment and real estate advisory firms, has made a substantial investment in American Real Estate. This transaction is evidence of continued institutional support for American Real Estate's business model. The terms of the transaction will enable us to continue implementing our aggressive growth strategy," said Timothy A. Peterson, CFO of American Real Estate.

"The AEW Targeted Securities Fund invests in REITs with strong management and dynamic growth prospects," said Robert G. Gifford, Managing Director of AEW Capital Management L.P. "American Real Estate presented the Fund with a standout opportunity to invest with an entrepreneurial and experienced management team pursuing a focused office/industrial acquisition program in attractive Mid-Atlantic and Northeastern markets."

Salomon Smith Barney advised American Real Estate in connection with this transaction.

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AEW Capital Management serves as investment advisor to institutional and private investors, including some of the nation's largest corporate, public and union pension funds, university endowments and governmental entities. The firm focuses on investments in real estate securities portfolios (REITs, CMBS and private placements), high-yield equity investing, and the acquisition and management of directly held property portfolios. On behalf of its clients, the firm currently manages approximately $6.1 billion of capital, which is invested in more than $13 billion of real estate nationwide.

American Real Estate Investment Corporation, with headquarters in Plymouth Meeting, Pennsylvania, and regional offices in Franklin Lakes, New Jersey, Albany and Syracuse, New York, and Allentown, Pennsylvania, is a fully-integrated, self-administered and self-managed real estate investment trust (REIT) focusing on office and industrial properties located in the Mid-Atlantic and Northeast states. The Company currently owns 73 office and industrial properties containing an aggregate of 9.5 million square feet. For more information, contact Timothy A. Peterson at 610-834-3469, send email to INFO@AREIC.COM or visit the Company's web site at WWW.AREIC.COM.

THIS PRESS RELEASE MAY CONTAIN STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, INCLUDING STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY, ITS DIRECTORS, OR ITS OFFICERS WITH RESPECT TO THE FUTURE OPERATING PERFORMANCE OF THE COMPANY AND THE RESULT AND THE EFFECT OF LEGAL PROCEEDINGS. INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE IN THE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. IMPORTANT FACTORS THAT COULD CAUSE SUCH DIFFERENCES ARE DESCRIBED IN THE COMPANY'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S FORM 10-KSB AND QUARTERLY REPORTS ON FORM 10-QSB AND 10-Q.

SOURCE AMERICAN REAL ESTATE INVESTMENT CORPORATION
WEB SITE: HTTP://WWW.AREIC.COM
CONTACT: TIMOTHY A. PETERSON OF AMERICAN REAL ESTATE INVESTMENT CORPORATION, 610-834-3469

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